UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2008

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 23, 2008, Enterprise Products Partners L.P. (“Enterprise”) issued a press release announcing its financial and operating results for the three and nine months ended September 30, 2008 and 2007, and held a webcast conference call discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be archived and available for replay on Enterprise’s website at www.epplp.com for 90 days.

Unless the context requires otherwise, references to “we,” “us,” “our,” or “Enterprise” within the context of this Current Report refer to the consolidated business and operations of Enterprise Products Partners L.P.  References to “EPCO” refer to EPCO, Inc., a private company affiliate of Enterprise and its ultimate parent company.  References to “DEP” or “Duncan Energy Partners” refer to Duncan Energy Partners L.P., a consolidated subsidiary of Enterprise.

Use of Non-GAAP financial measures

The press release and related conference call discussion include the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow and EBITDA.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.

Gross operating margin.  We evaluate segment performance based on the non-GAAP financial measure of gross operating margin.  Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations.  This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments.  We believe that investors benefit from having access to the same financial measures that senior management uses in evaluating segment results.   The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses from asset sales and related transactions; and (iv) general and administrative costs.  Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges.  Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions.  In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation.

We include earnings from equity method unconsolidated affiliates in our measurement of segment gross operating margin.  Our equity investments with industry partners are a vital component of our business strategy.  They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials or a consumer of finished products.  This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis.   Many of these businesses perform supporting or complementary roles to our other business operations.

Distributable cash flow.  We define distributable cash flow, which we view as a non-GAAP measure of liquidity, as net income or loss adjusted for:

▪	the addition of depreciation, amortization and accretion expense;

▪	the addition of operating lease expenses for which we do not have the payment obligation;

▪	the addition of cash distributions received from unconsolidated affiliates, less equity in the earnings of such unconsolidated affiliates;

▪	the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations;

▪	the addition of losses or subtraction of gains relating to asset sales and related transactions;

▪	the addition of cash proceeds from asset sales, the return of investment from unconsolidated affiliates or related transactions;

▪
the addition of losses or subtraction of gains on the monetization of financial instruments recorded in accumulated other comprehensive income, if any, less related amortization of such amount to earnings;

▪
the addition of transition support payments received from El Paso Corporation related to the merger of GulfTerra Energy Partners, L.P. with a wholly owned subsidiary of ours in September 2004 (such payments ceased in the third quarter of 2007);

▪
the addition of minority interest expense associated with the public unitholders of Duncan Energy Partners, less related cash distributions to be paid to such holders with respect to the period of calculation; and

▪	the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets.  Such expenditures serve to maintain existing operations but do not generate additional revenues.

Senior management compares the distributable cash flow we generate to the cash distributions we expect to pay our partners. Using this data, management computes our distribution coverage ratio.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which, in turn, is based on the amount of cash distributions a partnership pays to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is cash flow from operating activities.

EBITDA.  We define EBITDA as net income or loss before interest expense, provision for income taxes and depreciation, accretion and amortization expense.  EBITDA is commonly used as a supplemental financial measure by senior management and by external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess:

▪	the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

▪	the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; and

▪	the viability of projects and the overall rates of return on alternative investment opportunities.

Since EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in our press release may not be comparable to similarly titled measures of other companies.   The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. press release dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC, its General Partner

Date: October 23, 2008	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

Exhibit Index

Exhibit No.	Description

99.1	Enterprise Products Partners L.P. press release dated October 23, 2008.